UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2015
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 East Innovation Circle
Tempe, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on May 5, 2015, the following proposals were adopted by the votes indicated.

1.	Election of a Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Voted For	Withheld	Non-Votes
James J. Kim	199,100,058	6,013,308	13,094,245
Roger A. Carolin	201,466,818	3,646,548	13,094,245
Winston J. Churchill	199,176,597	5,936,769	13,094,245
Stephen D. Kelley	201,633,798	3,479,568	13,094,245
John T. Kim	199,250,952	5,862,414	13,094,245
Susan Y. Kim	199,221,327	5,892,039	13,094,245
Robert R. Morse	191,964,145	13,149,221	13,094,245
John F. Osborne	202,307,840	2,805,526	13,094,245
David N. Watson	202,305,473	2,807,893	13,094,245
James W. Zug	201,251,794	3,861,572	13,094,245

2.	Advisory Vote on the Compensation of our Named Executive Officers.

Voted For	Against	Abstain	Non-Votes
200,336,836	2,692,246	2,084,284	13,094,245

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Voted For	Against	Abstain	Non-Votes
214,808,941	1,433,964	1,964,706	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 8, 2015